Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2002 relating to the financial statements which appear in I-trax's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 24, 2003